                                            Confidential treatment has been
                                            requested for portions of this
                                            document. Brackets indicate portions
                                            of text that have been omitted. A
                                            separate filing of such omitted text
                                            has been made with the Commission as
                                            part of the Company's application
                                            for confidential treatment.

                                                                 EXHIBIT 10.32

                         AMENDMENT TO LICENSE AGREEMENT

         THIS AMENDMENT TO LICENSE AGREEMENT (the "Amendment") is made and entered into effective as of July 3, 1997 (the "Amendment Date"), by and between CV THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 3172 Porter Drive, Palo Alto, California 94304 ("CVT"), and SYNTEX (U.S.A.), INC., a Panamanian corporation whose address is 3401 Hillview Avenue, Palo Alto, California 94304 ("Syntex"). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the Prior Agreement (as defined below).

                                    RECITALS

         A. CVT and Syntex entered into a License Agreement dated March 27, 1996 (the "Prior Agreement"), under which Syntex granted to CVT an exclusive license in the CVT Territory to develop, register, make or have made, use, offer for sale, sell, or import the Compound.

         B. The parties desire to amend the terms of the Prior Agreement to set forth new milestone payments to replace those in the Agreement, to provide for CVT to issue to Syntex a certain number of shares of CVT registered common stock and to establish royalty rates on Net Sales of Licensed Products marketed by CVT with a third party partner. The Prior Agreement, as amended by this Amendment, shall constitute the "Agreement."

         NOW, THEREFORE, the parties agree as follows:

1.       AMENDMENT OF THE PRIOR AGREEMENT

         The parties hereby agree to amend the terms of the Prior Agreement as of the Amendment Date as provided below.

         1.1 AMENDMENT OF SECTION 5.1(b). Section 5.1(b) of the Prior Agreement is hereby amended and restated to read in its entirety as follows:

                  "b) CVT will pay Syntex the following additional amounts in milestone payments upon the first occurrence of each of the following milestones in the CVT Territory as follows:

                           1) Subject to 5.1(c) below, One Million Dollars ($1,000,000) upon the identification of the mechanism of action of the Compound but in no event later than July 3, 1997;

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

                           2) Seven Million Dollars ($7,000,000) upon the first NDA approval of a Licensed Product for sale by the approval authority equivalent to the FDA in a major market in Europe or by the rapporteur in a European country with a rapporteur system or by the EMEA for EU-wide approval. For the purposes hereof, "major market" shall mean any of the following countries: France, Germany, Italy and the United Kingdom; and "rapporteur" shall mean a country in which a product registration serves as a basis for obtaining by reference a registration on the same product in another country.

                           For the purposes of this  Section  5.1(b),  [ * ]
shall mean any of the  following [ * ] and [ * ] shall mean [ * ].

                           3) Seven Million Dollars ($7,000,000) upon the approval of the NDA (or comparable application) for sale of a Licensed Product by the FDA or the approval authority equivalent to the FDA in a second major market country or by the rapporteur in a European country with a rapporteur system or by the EMEA for EU-wide approval. In the event that no second NDA approval is given within two (2) years of the first NDA approval, then a Three Million Dollar ($3,000,000) milestone payment shall be due from CVT to Syntex at the end of such two
                                    (2) year period, creditable against the
                                    second Seven Million Dollar ($7,000,000) milestone payment in the event that such second Seven Million Dollar ($7,000,000) milestone payment is subsequently made by CVT to Syntex. In the event rapporteur approval resulted in a payment under paragraph 2 above, then the payment under this paragraph 3 shall be due upon receipt of actual approval for sale (which shall not require pricing approval) in a second major market country.

         1.2 EQUITY. The parties hereby agree to amend Section 5.1 of the Prior Agreement to add new subsections 5.1(d) and 5.1(e) which will read in their entirety as follows:

         "EQUITY

                  d) Upon the Amendment Date, CVT shall issue to Syntex seventy-five thousand (75,000) shares of CVT's common stock (the "Shares"). As soon as practicable after November 22, 1997, CVT shall file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") covering the registration of the Shares. CVT shall use all reasonable efforts to cause such registration statement to be declared effective, and to keep such registration statement effective until the earlier of three hundred sixty five (365) days following the effective date or the date that Syntex has completed the distribution related thereto.

                  e) Syntex understands that the Shares have not been registered under the Securities Act. Syntex understands that the Shares are being offered and sold pursuant to an exception from registration contained in the Securities Act based on Syntex's representations contained in this Amendment. Syntex hereby represents and warrants as follows:

                           (1) Syntex has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to CVT so that it is capable of evaluating the merits and risks of its investment in CVT and has the capacity to protect its own interests. Syntex must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act or an exemption from registration is available.

                           (2) Syntex is acquiring the Shares for its own account for investment only, and not with a view towards their distribution.

                           (3) Syntex represents that by reason of its management's business or financial experience, Syntex has the capacity to protect its interests in connection with the transactions contemplated by this Amendment. Syntex is not aware of any publication or advertisement in connection with the transactions contemplated in the Amendment.

                           (4) Syntex represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                           (5) Syntex has received: (i) CVT's Annual Report on Form 10-K for the year ended December 31, 1996, including the audited financial statements contained therein; (ii) CVT's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, including the unaudited financial statements contained therein; (iii) CVT's Annual Report to Stockholders; and (iv) CVT's Annual Proxy Statement for the 1997 Annual Meeting of Stockholders. Syntex has had an opportunity to discuss CVT's business, management and financial affairs with CVT's directors, officers and management and has had the opportunity to ask questions of and receive answers from CVT and its management regarding the terms and conditions of this investment.

                           (6) Syntex understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, Syntex is aware that the

                                    Shares many not be sold pursuant to
                                    Rule 144 promulgated under the Securities
                                    Act unless all of the conditions of that Rule are met.

                           (7) The certificate evidencing the Shares shall be endorsed with the following legend:

                                    "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                                    REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                    AS AMENDED, AND MAY NOT BE SOLD,
                                    TRANSFERRED, ASSIGNED, PLEDGED OR
                                    HYPOTHECATED UNLESS AND UNTIL REGISTERED
                                    UNDER SUCH ACT, OR UNLESS THE COMPANY HAS
                                    RECEIVED AN OPINION OF COUNSEL OR OTHER
                                    EVIDENCE, SATISFACTORY TO THE COMPANY AND
                                    ITS COUNSEL THAT SUCH REGISTRATION IS NOT
                                    REQUIRED."

         1.3 AMENDMENT OF SECTION 5.2. Section 5.2 of the Prior Agreement is hereby amended and restated to read in its entirety as follows:

         "5.2 CVT shall pay the following royalties to Syntex on Net Sales of the Licensed Products. Such royalties shall be paid on a product-by-product and country-by-country basis according to the following rates:

                  a) For Net Sales of a Licensed Product as to which Syntex Patents and Know-How cover the manufacture, use, sale, offer for sale, or import of the Licensed Product, and which Licensed Product is [ * ] a rate of [ * ].

                  b) For Net Sales of a Licensed Product as to which Syntex Patents and Know-How cover the manufacture, use, sale, offer for sale, or import of the Licensed Product and which Licensed Product is [ * ] the royalty rate shall be determined under the following schedule for the applicable amount of world-wide Net Sales on an annual basis, incrementally applied.

                           ANNUAL NET SALES OF                APPLICABLE ROYALTY
                           LICENSED PRODUCT [ * ]             RATE

                           Up to [ * ] million                        [ * ]

                           Greater than [ * ] million but             [ * ]
                           less than [ * ] million

                           Greater than [ * ] million                 [ * ]


                           For example, in the event that Net Sales of Licensed Products during a particular calendar year under
                           Section 5.2 b) are [ * ] million, the royalty rate on the first [ * ] million of Net Sales will be [ * ] and the royalty rate on the subsequent [ * ] million of Net Sales will be [ * ].

                  c) For sales of a Licensed Product in a country of the CVT Territory in which competition by products having the same active compound as the Licensed Product exceeds [ * ] in terms of unit sales, based on IMS data or equivalent independent survey, a royalty reduced to [ * ] of the rates shown in Section 5.2 a) or 5.2 b) above for as long as such competition continues to exceed [ * ]."

2.       MISCELLANEOUS

         2.1 FULL FORCE AND EFFECT. This Amendment amends the terms of the Prior Agreement and is deemed incorporated into, and governed by all the other terms of, the Prior Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

         2.2 COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals by their authorized officers as of the date and year first above written.


                                    SYNTEX (U.S.A.), INC.


                                    By:     /s/ David R. Austin
                                         ---------------------------------------

                                    Name:       David R. Austin
                                           -------------------------------------

                                    Title:        V.P.
                                            ------------------------------------

                                    Date:            8/4/97
                                           -------------------------------------



                                    CV THERAPEUTICS, INC.


                                    By:         /s/ Louis Lange
                                         ---------------------------------------

                                    Name:           Louis Lange
                                           -------------------------------------

                                    Title:         CEO
                                            ------------------------------------

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


                                    Date:            7/23/97
                                           -------------------------------------

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